Exhibit 99.1

UTEK Corporation, doing business as Innovaro, Reports Financial Results for Quarter and Year Ended December 31, 2009

Tampa, FL — (Business Wire) – March 22, 2010 – UTEK Corporation, doing business as Innovaro, Inc. (NYSE Amex: INV), today announced financial results for the three months and fiscal year ended December 31, 2009.

Recent Developments

As of March 16, 2010, we began doing business as Innovaro, Inc. and changed our ticker symbol to NYSE Amex: INV. Our proxy statement for the 2010 Annual Meeting of Shareholders will include a proposal to amend our articles of incorporation to change our corporate name to Innovaro, Inc. Beginning in March 2010, the Company will reorganize into three primary business groups, all working under the Innovaro brand: Strategic Services – driven by Strategos, our leading innovation consultancy; Technology Marketplaces – online platforms, partnering services, global licensing and technology transfer services; Insights & Research – futures, trends analysis and industry research.

Fourth Quarter and Year-end Summary

Until September 30, 2009, we were a non-diversified, closed-end management investment company that had elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (“1940 Act”). On October 1, 2009, we filed a notification on Form N-54C with the Securities and Exchange Commission (“SEC”) withdrawing our election to be regulated as a BDC under the 1940 Act. As such, we are reporting as an operating company as of October 1, 2009. This move away from BDC designation allows us to reduce accounting and reporting costs and additional complexities in our business. As a result, the content and format of our 2009 financial statements is governed by both investment company presentation and operating company presentation during the respective time periods.

The Company has continued to move toward its goal of becoming the leading provider of comprehensive innovation services for the Global 2000. Our leading pharmalicensing.com and our new medicaldevicelicensing.com technology marketplaces, continue to gain traction and use in their industries. We will continue to invest in the Company’s growing set of online technology marketplaces, designed to drive global efficiencies in IP licensing and partnering. Throughout the past year, our strategic innovation consulting group felt the effects of the global economic downturn in 2009; however, it has experienced stabilization and an increase in the number of proactive inquiries in 2010 to date.

Year Ended 2009 Financial Results

Revenue was $10.8 million for the year ended December 31, 2009 as compared to $20.2 million for the year ended December 31, 2008. Net loss from operations was $10.0 million for the years ended December 31, 2009 and 2008. The net loss from operations for the year ended December 31, 2009 included (i) $2.5 million in non-cash severance compensation paid for in escrowed shares of our common stock, (ii) $2.4 million in non-cash goodwill and intangible asset impairment related to the Social Technologies division that was purchased in 2008; and (iii) $2.0 million in non-cash depreciation, amortization and stock compensation expense.

The Company ended the year with cash and cash equivalents of $2.1 million, investments in certificates of deposit of $492,000 and total assets of $40.3 million.

Fourth Quarter 2009 Financial Results

Revenue was $3.0 million for the three months ended December 31, 2009 as compared to $4.5 million for the three months ended December 31, 2008. Net loss from operations was $624,000 for the three months ended December 31, 2009 and $2.0 million for the three months ended December 31, 2008. The $624,000 net loss from operations for the three months ended December 31, 2009 included $550,000 in non-cash depreciation, amortization and stock compensation expense.

Some of the highlights from 2009 include:

•	Added of three new board members: Henry Chesbrough, Charles L. Pope and Mark F. Radcliffe;

•	Obtained a $1.75 million loan to assist in funding the next stage of growth for our online licensing platforms;

•	Secured a new $450,000 line of credit;

•	Reduced ongoing corporate cash expenses by $3.9 million for the year ended December 31, 2009;

•	Maintained all 2009 revenue in the form of cash as opposed to unregistered securities of our clients;

•	Had 2009 cash monetization of equity securities of $1.1 million;

•	Hired a new Vice President of Marketing to build Innovaro brand and more efficiently position the Corporate brand;

•	Launched medicaldevicelicensing.com, an online technology marketplace; and

•	Increased traffic of Pharmalicensing.com 30% year over year

Conference Call Information

We will host a live conference call at 4:30 p.m. ET today to discuss the results. Investors and analysts are invited to attend the conference call.

Investors and analysts can participate in the call by dialing:

US & Canada: 877-554-2421

UK: 0-800-917-4860

Other International Callers: 706-679-7207

Please reference conference ID# 61314735

About UTEK Corporation

UTEK Corporation, doing business as Innovaro, Inc. is the only public company offering a comprehensive end-to-end innovation solution. With fully scalable solutions, whether for a global 1000 company, a small R&D lab or a university scientist, we help our clients create breakthrough innovation, realize latent value in their intellectual property and accelerate their innovations to market. Leading companies trust us to create profitable growth, new revenue streams, enduring capabilities and lasting value through innovation. For more information about Innovaro please visit its website at www.innovaro.com

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available at Innovaro’s websitewww.innovaro.com.

Important factors that could cause actual results to differ materially from those indicated in forward-looking statements, include: the audit and review by UTEK’s registered independent public accounting firm of the results and findings of UTEK, the impact, if any, of such results or findings on the financial statements of UTEK; UTEK’s inability to timely file reports with the SEC; risks of litigation arising out of or related to any of the matters described in this press release; and risks, uncertainties and changes in financial condition. Please refer to UTEK’s filings with the SEC for other important risks that could cause actual results to differ materially from those indicated in any forward-looking statements. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2009. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Lesley Cohen lcohen@hrosepr.com
202-294-6770

Financial Position Information

The following tables contain comparative selected financial data as of December 31, 2009 and December 31, 2008 and for the three and nine-month periods ended December 31, 2009 and the twelve-month periods ended December 31, 2008 and 2007:

UTEK Corporation

Consolidated Balance Sheet/ Consolidated Statement of Assets and Liabilities

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,118,970	$3,922,297
Accounts receivable, net	1,481,548	2,290,363
Investments:
Non-affiliate investments (cost: 2008 - $36,994,463)	—	5,603,440
Affiliate investments (cost: 2008 - $38,559,629)	—	3,477,200
Control investments (cost: 2008 - $10,637,748)	—	2,987,500
Certificates of deposit (cost: 2008 - $291,581)	492,246	291,581
Available-for-sale securities	729,800	—
Investments under cost method	588,085	—

Total investments	1,810,131	12,359,721
Prepaid expenses and other assets	569,829	750,502

Total current assets	5,980,478
Note receivable and accrued interest	1,596,000	—
Fixed assets, net	8,388,263	653,208
Goodwill	15,874,139	15,246,143
Intangible assets, net	8,492,301	10,663,975

Total assets	$40,331,181	45,886,209

LIABILITIES
Current liabilities:
Accounts payable	$454,509	575,988
Accrued expenses	462,802	995,652
Accrued severance liability	876,400	1,651,814
Deferred revenue	1,634,096	2,849,270
Current maturities of long-term debt	975,360	—
Derivative liability	664,972	—

Total current liabilities	5,068,139
Long-term debt, less current maturities	5,353,892	839,765
Deferred tax liability	1,303,031	1,773,441

Total liabilities	11,725,062	8,685,930

Net assets		$37,200,279

STOCKHOLDERS’ EQUITY/ COMPOSITION OF NET ASSETS:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 12,286,768 and 12,134,959 shares issued; 11,797,140 and 10,879,900 shares outstanding at December 31, 2009 and 2008, respectively	117,971	$108,800
Additional paid-in capital	81,010,460	75,067,857
Accumulated income (loss) under Investment Company Accounting: Accumulated net operating income		23,463,295
Net realized loss on investments, net of income taxes		(7,744,736)
Net unrealized depreciation of investments, net of deferred income taxes		(51,921,150)
Foreign currency translation adjustment		(1,773,787)
Total accumulated loss under Investment Company Accounting	(52,073,915)
Accumulated income (deficit) under Operating Company Accounting:
Accumulated deficit	(624,006)	—
Accumulated other comprehensive income (loss)	175,609	—

Total stockholders’ equity/ Net assets	28,606,119	$37,200,279

Total liabilities and stockholders’ equity	$40,331,181

Net asset value per share		$3.42

UTEK Corporation

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Operating Company Accounting	Investment Company Accounting
	Three Months Ended Dec 31, 2009	Nine Months Ended Sept 30, 2009	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007
Revenue/ Income from operations:
Innovation consulting services	$2,190,703	$5,300,331	$11,134,855	$—
Sale of technology rights	—	—	4,684,680	16,372,550
Subscription and other services	822,136	2,404,729	3,959,243	3,343,134
Investment income, net	—	59,604	399,341	585,265

	3,012,839	7,764,664	20,178,119	20,300,949

Expenses:
Direct costs of innovation consulting services	1,337,491	4,967,243	10,124,462	—
Acquisition of technology rights	—	—	1,780,000	3,815,844
Salaries and wages	526,950	4,768,390	6,153,771	3,518,769
Professional fees	164,570	649,723	1,257,307	1,358,668
Sales and marketing	639,993	1,067,116	2,322,406	2,035,860
General and administrative	470,030	2,286,193	3,781,008	2,625,559
Depreciation and amortization	409,087	1,206,777	1,096,490	212,350
Impairment loss	—	2,368,458	—	210,140

	3,548,121	17,313,900	26,515,444	13,777,190

Other (income) and expense:
Other (income) expense	69,731
Interest expense, net	85,467

	155,198
(Loss) income before income taxes	(690,480)	(9,549,236)	(6,337,325)	6,523,759
Provision for income taxes	(66,474)	(208,585)	3,697,487	2,747,017

Net (loss) income from operations	(624,006)	(9,340,651)	(10,034,812)	3,776,742

Net realized and unrealized gains (losses) from investment company activity:
Net realized losses on investments, net of income tax benefit		(49,591,193)	(4,232,138)	(1,447,380)
Net change in unrealized appreciation (depreciation) of investments, net of deferred tax expense (benefit)		44,292,068	(12,217,977)	(10,806,048)

Net loss/ Net decrease in net assets from operations	$(624,006)	$(14,639,776)	$(26,484,927)	$(8,476,686)

Other comprehensive gain (loss):
Unrealized gain (loss) from available-for-sale securities	(70,946)
Cumulative translation adjustment	246,555

Comprehensive income (loss)	$(448,397)

Net loss/ Net decrease in net assets from operations per share:
Basic and diluted	$(0.05)	$(1.30)	$(2.66)	$(0.94)

Weighted average shares: Basic and diluted	11,605,373	11,257,663	9,947,221	8,989,234

Dividend declared or paid per share:	—	—	—	—